Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 17 DATED FEBRUARY 3, 2014
TO THE PROSPECTUS DATED MARCH 28, 2013

This supplement No. 17 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 17 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from January 1 to January 31, 2014, for both of our classes of common stock:

Date	NAV per Share
	Class A	Class M
January 2, 2014	$10.17	$10.19
January 3, 2014	$10.17	$10.19
January 6, 2014	$10.17	$10.19
January 7, 2014	$10.17	$10.19
January 8, 2014	$10.17	$10.19
January 9, 2014	$10.18	$10.19
January 10, 2014	$10.18	$10.20
January 13, 2014	$10.18	$10.20
January 14, 2014	$10.18	$10.20
January 15, 2014	$10.18	$10.20
January 16, 2014	$10.18	$10.20
January 17, 2014	$10.20	$10.22
January 21, 2014	$10.21	$10.23
January 22, 2014	$10.21	$10.23
January 23, 2014	$10.21	$10.24
January 24, 2014	$10.21	$10.23
January 27, 2014	$10.21	$10.24
January 28, 2014	$10.25	$10.27
January 29, 2014	$10.25	$10.27
January 30, 2014	$10.25	$10.27
January 31, 2014	$10.25	$10.27

Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.